         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

         VOID AFTER 5:00 P.M. NEW YORK TIME, ON MAY 4, 2005. WARRANT TO PURCHASE 283,887 SHARES OF COMMON STOCK.

PA-40                                                              May 5, 2000

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                     OF INKINE PHARMACEUTICAL COMPANY, INC.

         This certifies that Leerink, Swann, Garrity, Sollami, Yaffe & Wynn, Inc., 60 State St., 15th Floor, Boston, MA 02109, or any subsequent holder of this Warrant (the "HOLDER"), for value received, is entitled, subject to the adjustment and to the other terms set forth below, to purchase from InKine Pharmaceutical Company, Inc., a New York corporation (the "COMPANY"), 283,887 fully paid and nonassessable shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK") at a price of $5.13 per share (the "EXERCISE PRICE"). This Warrant shall be exercisable at any time on or after the date first noted above, (the "COMMENCEMENT DATE") but not later than 5:00 p.m. (New York Time) on the Expiration Date (as defined below). The Exercise Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date. "EXPIRATION DATE" means 5:00 p.m. (New York time) on May 4, 2005. In the event that the Holder does not exercise this Warrant pursuant to the terms of this Warrant, then this Warrant shall expire, be cancelled, and be null and void. Pursuant to the letter agreement, dated February 28, 2000, between the Company and the Holder, the Holder has agreed to act as placement agent in connection with a certain private placement of the Company's securities which closed on the date hereof (the "OFFERING").

This Warrant is subject to the following terms and conditions:

1.       Exercise; Issuance of Certificates; Payment for Shares; Conversion
         Right.

         1.1 Duration of Exercise of Warrant. This Warrant is exercisable at the option of the Holder at any time or from time to time but not earlier than on the Commencement Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all or a portion of the shares of Common Stock which may be purchased hereunder (the "WARRANT SHARES"). This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, with the Subscription Agreement attached hereto duly completed and executed and, unless the Conversion Right in Section 1.2 is exercised, upon payment of the Exercise Price for the number of Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Company agrees that the Warrant Shares shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company or its transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised, but not later than ten (10) days from the date of such exercise. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If, upon exercise of this Warrant, fewer than all of the Warrant Shares evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Common Stock not purchased upon exercise of this Warrant. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

         1.2 Conversion Right. At any time during the term of this Warrant, the Holder may, at its option, convert this Warrant, in whole or in part (a "CONVERSION RIGHT"), into the number of shares of Common Stock determined in accordance with this Section 1.2, by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice, in the form attached, stating such Holder's intent to effect such Conversion Right, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Conversion Right occur (the "NOTICE OF CONVERSION"). The Conversion Right shall take place on the date specified in the Notice of Conversion or, if later, the date the Notice of Conversion is received by the Company (the "CONVERSION DATE"). Certificates for the shares issuable upon such Conversion Right and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and delivered to the Holder within seven (7) days following the Conversion Date. In connection with any Conversion Right, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Conversion (the "CONVERSION AMOUNT") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (a) the product of the Conversion Amount and the then current Exercise Price by (b) the then current Market Price (as defined in Section 3.2 hereafter) of a share of Common Stock.

2.       Shares to Be Fully Paid; Reservation of Shares.

         The Company covenants and agrees that all Warrant Shares shall, upon issuance and payment therefor, if any, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Common Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq SmallCap Market or any other domestic securities exchange or automated quotation system upon which the Common Stock may be listed.

3.       Adjustment of Exercise Price and Number of Shares.

         The Exercise Price and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

         3.1 Split or Combination of Common Stock and Stock Dividend. In case the Company shall at any time subdivide, redivide, recapitalize, split or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately reduced.

         3.2 Definitions. For purposes of this Agreement, the following definitions shall apply:

                  (a) "Market Price" shall mean: (i) if there is a ready public market of registered stock, the Market Price shall be the "Stock Price" (as defined in this Section 3.2) obtained by taking the average over a period of five (5) consecutive trading days ending on the second trading day prior to the date of determination; and (ii) if there is no ready public market, Market Price shall be the higher of the last bona fide sale made by the Company and the fair market value of the Common Stock as determined by the Board of Directors in its good faith judgment.

                  (b) "Stock Price" shall mean (i) the last sales price, on each such trading day, of a share of Common Stock, or if no such sale takes place on any such trading day, the mean of the highest bid and lowest asked prices therefor on any such trading day, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading or as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange or in the over-the-counter market, as reported by NASDAQ, the closing price of the Common Stock on such date, or (iii) if the Common Stock is not then quoted by NASDAQ, the mean between the highest and lowest bid prices reported by market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated, or any similar successor organization, or (iv) if there is no ready public market, then the Stock Price shall be the Market Price, as determined pursuant to 3.2(a)(ii) above.

         3.3 Notice of Adjustment. Promptly after adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's Chairman or President and shall state the effective date of the adjustment and the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3.4 Notices. If at any time:

                  (a) the Company shall declare any cash dividend upon its Common Stock;

                  (b) the Company shall declare any dividend upon its Common Stock payable in securities (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, return receipt requested, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with clause
(iii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding- up, as the case may be. If the registered Holder of this Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event. Notwithstanding anything herein to the contrary, if and to the extent the Holder chooses to exercise this Warrant within the ten (10) day period following receipt of the notice specified in clause (ii) above, the Holder may elect to pay the aggregate Exercise Price by delivering to the Company cash or a cashier's check in the amount of the aggregate par value of the shares of Common Stock to be purchased and the Holder's full recourse promissory note in the amount of the balance of the aggregate Exercise Price, which promissory note shall be payable to the order of the Company in a single sum on the 30th day following the date of receipt of such notice and shall bear interest at the lowest applicable federal short term rate (using monthly compounding) as established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, or any successor provision; provided, however, that if the Holder elects to deliver such a promissory note to the Company, the Holder will pledge to the Company all Common Stock issued in connection with the exercise of this Warrant, and the Company shall retain possession of the certificates evidencing such Common Stock, until such time as the Note is paid in full.

         3.5 Changes in Common Stock. In case at any time following the Commencement Date hereof, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "TRANSACTION" and the date of consummation of the Transaction being herein called the "CONSUMMATION DATE"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that the Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 3.5 shall similarly apply to successive Transactions.

4.       Issue Tax.

         The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant.

5.       No Voting or Dividend Rights; Limitation of Liability.

         Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Exercise Price pursuant to Section
3.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

6.       Restrictions on Transferability of Securities; Compliance With
         Securities Act.

         6.1 Restrictions on Transferability. This Warrant and the Warrant Shares shall not be transferable in the absence of registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") or an applicable exemption from registration thereunder.

         6.2 Restrictive Legend. Each certificate representing the Warrant Shares or any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

7.       Registration Rights.

         7.1 As used in this Warrant, the following terms shall have the following meanings:

                           (a) "Affiliate" shall mean, with respect to any
                  Person (as defined below), any other Person controlling, controlled by, or under direct or indirect common control with, such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

                           (b) "Business Day" shall mean a day, Monday through
                  Friday, on which banks are generally open for business in each of New York, New York; Boston, Massachusetts; and Philadelphia, Pennsylvania;

                           (c) "Person" shall mean any person, individual,
                  corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                           (d) The terms "register," "registered" and
                  "registration" refer to the registration effected by preparing and filing with the SEC a registration statement in compliance with the Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

                           (e) "Registrable Securities" shall mean the shares of
                  Common Stock issuable upon the exercise of this Warrant; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) are held by the Holder.

                           (f) "Registration Expenses" shall mean all expenses
                  incurred by the Company in complying with this Section 7 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to, or required by, any such registration (but excluding the fees of legal counsel for the Holder).

                           (g) "Registration Statement" shall have the meaning
                  ascribed to such term in Section 7.2 (a).

                           (h) "Registration Period" shall have the meaning
                  ascribed to such term in Section 7.4(a).

                           (i) "Selling Expenses" shall mean all underwriting
                  discounts and selling commissions applicable to the sale of Registrable Securities and the aggregate fees and expenses of legal counsel for the Holder.

         7.2 The Company shall, as soon as practicable, but not later than ten
(10) business days after the date hereof (such tenth business day herein referred to as the "Filing Date"), (i) use its best efforts to file with the SEC a registration statement (the "Registration Statement") with respect to the resale of the Registerable Securities and use its best efforts to have such Registration Statement declared effective by the SEC as soon thereafter as is practical and (ii) cause such Registration Statement to remain effective until the earlier of such date as the Holder has completed the distribution described in the Registration Statement and such time as such Shares are no longer, by reason of Rule 144 (k) under the Act, required to be registered for the sale thereof by the Holder. If requested by the Holder, and in accordance with applicable securities laws, the Registration Statement shall cover the direct sale of such Registrable Securities to the Holder of such securities.

         7.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 7.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of the Holder shall be borne by the Holder.

         7.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

                           (a) use its best efforts to keep such registration,
                  and any qualification, exemption or compliance under state securities laws which the Holder reasonably requests the Company to obtain, continuously effective until the Holder has completed the distribution described in the registration statement relating thereto. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period."

                           (b) advise the Holder:

                                    (i) when the Registration Statement or any
                           amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                                    (ii) of any request by the SEC for
                           amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                                    (iii) of the issuance by the SEC of any stop
                           order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                                    (iv) of the receipt by the Company of any
                           notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                                    (v) of the happening of any event that
                           requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

                           (c) make every reasonable effort to obtain the
                  withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

                           (d) furnish to the Holder, without charge, at least
                  one copy of such Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (excluding those incorporated by reference) in the form filed with the SEC;

                           (e) during the Registration Period, deliver to the
                  Holder, without charge, a reasonable number of copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as the Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus and any amendment or supplement thereto by the Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus and any amendment or supplement thereto;

                           (f) cooperate with the Holder to facilitate the
                  timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as the Holder may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

                           (g) upon the occurrence of any event contemplated by
                  Section 7.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         7.5 The Holder shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 7.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.


         7.6 (a) Upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to THE Holder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 7.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                           (b) As a condition to the inclusion of its
                  Registrable Securities, the Holder shall furnish to the Company such information regarding the Holder, the securities of the Company owned beneficially or of record by the Holder and the distribution proposed by the Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

                           (c) With respect to any sale of Registrable
                  Securities pursuant to a Registration Statement filed pursuant to this Section 7, the Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, or as otherwise described in the prospectus contemplated by Section 7.2, to notify the

                  Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

                           (d) The Holder acknowledges and agrees that the
                  Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

                           (e) The Holder shall not take any action with respect
                  to any distribution deemed to be made pursuant to such registration statement, which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

                           (f) At the end of the period during which the Company
                  is obligated to keep the Registration Statement current and effective as described above, the Holder of Registrable Securities included in the Registration Statement and the shares underlying the Warrants shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

         7.7 With the written consent of the Company and the Holder, any provision of this Section 7 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended.

8.       Modification and Waiver.

         This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.       Notices.

         Except as otherwise provided herein, any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered personally or by nationally recognized overnight courier service or sent by registered or certified mail, return receipt requested, to such Holder at its address as shown on the books of the Company or to the Company at its principal office. Notices delivered personally shall be effective upon receipt, notices sent by overnight courier service shall be deemed to have been received one (1) day after deposit with such courier and notices sent by United States mail shall be deemed to have been received three (3) days after deposit with the U.S. Postal Service.

10.      Descriptive Headings and Governing Law.

         The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without giving effect to conflict of laws. The parties hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the federal courts located in the Southern District of New York, with respect to any action or legal proceeding commenced by either party with respect to this Agreement. Each party irrevocably waives any objection it now has or hereafter may have respecting the venue of any such action or proceeding or the inconvenience of such forum, and each party consents to the service of process in any such action or proceeding in the manner set forth for the delivery of notices herein.

11.      Lost Warrants or Stock Certificate.

         The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, and if requested, upon receipt of an indemnity bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12.      Fractional Shares.

         No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the Holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of this 5th day of May, 2000.


                                     INKINE PHARMACEUTICAL COMPANY, INC.




                                     By:      /s/Robert F. Apple
                                         --------------------------------------
                                              Robert F. Apple
                                              Senior Vice President and
                                              Chief Financial Officer

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

[DATE]

InKine Pharmaceutical Company, Inc.
Sentry Park East
1720 Walton Road
Blue Bell, Pennsylvania  19422

Attention:

                  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________ shares of Common Stock, par value $.0001 per share (the "Common Stock") of InKine Pharmaceutical Company, Inc. and, subject to the following paragraph, herewith makes payment of _________________ Dollars ($__________) therefor and requests that the certificates for such shares be issued in the name of, and delivered to _______________________________________, whose address is
_______________________________________, ______________________________________
and if such number of shares of Common Stock shall not represent all of the shares of Common Stock which may be exercised pursuant to the Warrant, a new Warrant for the balance of such shares of Common Stock shall be registered in the name of, and delivered to, the Registered Holder at the address set forth below.

         If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that it is acquiring such Common Stock for investment for its own account, not as nominee or agent, and not with a view to the distribution thereof and the undersigned has not signed or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same.

                            Leerink, Swann, Garrity, Sollami, Yaffe & Wynn, Inc.

DATED:_______________       By:_______________________________________
                                        Authorized Signature

                            Name:_____________________________________
                            Title:______________________________________

                         CONVERSION RIGHT EXERCISE FORM

                     To Be Executed by the Registered Holder
                    in Order to Exercise the Conversion Right


         The undersigned hereby irrevocably elects to surrender its Warrant for such shares of Common Stock pursuant to the Conversion Right of the within Warrant, as provided for in Section 1.2 of such Warrant.

         Please issue a certificate or certificates for such Common Stock in the name of


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------
                     [please print or type name and address]

and deliver to

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------
                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by the attached Warrant a new Warrant for the balance of such Warrants shall be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:
       ----------------------------     X
                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------
                                          Address


                                          ------------------------------------
                                          Taxpayer Identification Number

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED,                        hereby sells, assigns and transfers
unto

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------
                     [please print or type name and address]

                    ----------------------------------------

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                        of the Warrants represented by the attached Warrant, and
hereby irrevocably constitutes and appoints                 attorney to transfer
the attached Warrant and the Warrants represented thereby on the books of the Company, with full power of substitution in the premises.

Dated:                     Leerink, Swann, Garrity, Sollami, Yaffe & Wynn, Inc.


                           By:
                              -------------------------------------------------
                                        Authorized Signature

                           Name:
                                ----------------------------------------------
                           Title:
                                 ---------------------------------------------